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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): June 2, 2000


                               WAREFORCE.COM, INC.
             (Exact name of registrant as specified in its charter)


           Nevada                      333-82327                87-0542988
(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)


2361 Rosecrans Blvd., Suite 155, El Segundo, California           90242
(Address of principal executive offices)                        (Zip Code)


        Registrant's telephone number including area code: (310) 725-5555


                                 Not applicable
          (Former name or former address, if changed since last report)


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       ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

       On June 2, 2000, Wareforce.com, Inc., a Nevada corporation (the "Registrant") acquired certain assets of Pacific Online Computers, Inc., a California corporation (the "Seller") pursuant to an Asset Purchase Agreement (the "Agreement") dated as of June 2, 2000 by and between the Registrant and the Seller.

       The purchase price consisted of a combination of $1.3 million in cash, a $1.2 million note payable and the assumption of approximately $160,000 in liabilities. The note payable is contingent upon meeting certain performance requirements (as defined in the Agreement). The calculation is done monthly with a maximum earn out of $25,000 per month through October 2002.

       The assets purchased included fixed and intangible assets. Liabilities assumed were the accrued vacation of the Seller's employee's that the registrant hired. In addition, the Registrant assumed the Seller's customer contracts and employed virtually all of the Sellers 120 employees.

       ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

              (a)    Financial Statements of Business Acquired

                     The financial statements of Pacific Online Computers, Inc. as of December 13, 1999 and 1998 to include its Balance Sheets, Statements of Operations, Statements of Stockholders' Equity (Deficit) and Statements of Cash Flows as filed as Exhibit 99.1 to this Current Report or Form 8-K

              (c)    Exhibits.

       2.2 Asset Purchase Agreement dated June 2, 2000 by and between the Registrant and the Seller.

       10.20  Promissory Note

       20.1   Press Release dated June 2, 2000 announcing the Acquisition

       23.1 Consent of Stonefield Josephson, Inc., Independent Auditors of Pacific Online Computers, Inc.

       99.1   Financial Statements of Pacific Online Computers, Inc.



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                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         WAREFORCE.COM, INC.
                                         a Nevada corporation




Date: November 10, 2000                  By: /s/ Orie Rechtman
                                             ----------------------------------
                                             Name:  Orie Rechtman
                                             Title: Principal Executive Officer
                                                    and Chairman of the Board



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